UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2026

Actuate Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42139	47-3044785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 River Run, Suite 400 Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

(817) 887-8455

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	ACTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, the Board of Directors (“Board”) of Actuate Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Martin H. Huber, MD, to the Board. Dr. Huber was appointed to fill a newly created Board seat resulting from the expansion of the Board from seven (7) to eight (8) directors, also effective upon his appointment. Dr. Huber will serve as a Class III director until the Company’s 2027 annual meeting of stockholders, and until his successor is duly elected and qualified, or until his earlier resignation, death, or removal. Dr. Huber will serve on the Nominating and Corporate Governance Committee of the Board.

Dr. Huber will receive compensation in accordance with the Company’s non-employee Director Compensation Program, including an initial grant of non-statutory stock options to purchase 30,000 shares of common stock, vesting over a three year period, and an annual retainer, paid in equal quarterly installments, of $44,000. The Company also entered into the Company’s standard form indemnification agreement with Dr. Huber. In connection with the appointment of Dr. Huber, the Company entered into a separate consulting agreement with Dr. Huber to provide additional research and development advisory services to the Company upon his appointment, with a quarterly consulting fee of $3,000.

Dr. Huber was the President and Chief Executive Officer of Mersana Therapeutics, Inc (“Mersana”) from 2023 to January 2026 (and a director from 2020 to January 2026) until Mersana was acquired by Day One Biopharmaceuticals. Prior to Mersana, he served as the President of R&D, and prior to that as Chief Medical Officer, of Xilio Therapeutics, Inc. from April 2020 to September 2023. Prior to joining Xilio, Dr. Huber served as Senior Vice President, Chief Medical Officer at TESARO, Inc. from September 2015 until its January 2019 acquisition by GlaxoSmithKline plc, and once acquired, as Senior Vice President, Clinical, until April 2020. Prior to TESARO, Dr. Huber served as Vice President, Oncology Clinical Research at Merck Research Laboratories (“Merck”) from 2012 to 2015. Prior to Merck, he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He was previously an Assistant Professor of Oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Huber earned his M.D. from Baylor College of Medicine. Dr. Huber currently serves on the board of directors of Syndax Pharmaceuticals where he is the chair of the Science and Technology Committee.

Item 8.01.	Other Events.

On May 6, 2026, the Company issued a press release announcing the appointment of Dr. Huber as a newly appointed director of the Company. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 8.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)                Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Press release issued by Actuate Therapeutics, Inc. on May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Therapeutics, Inc.

Date: May 6, 2026	By:	/s/ Daniel M. Schmitt
Name: Daniel M. Schmitt
Title: President and Chief Executive Officer

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